CENTRAL AND SOUTH WEST CORPORATION
                            CAPITALIZATION
                       As of September 30, 1999
                             (UNAUDITED)

                                                    (millions)

Common stock                                         $ 1,795
Preferred stock                                          176
Retained earnings                                      1,915
Comprehensive income                                     (33)
                                                    ---------
  Total equity                                         3,853    37.58%
                                                    ---------

Subsidiary obligated, mandatorily redeemable,
      Trust preferred securities                         335     3.27%
                                                    ---------

Long-term debt                                         3,804
Long-term debt and preferred stock due
  within twelve months                                   223
Short-term debt                                        1,064
Short-term debt - CSW Credit, Inc.                       944
Loan Notes                                                30
                                                    ---------
    Total debt                                         6,065    59.15%

          Total capitalization                      $ 10,253
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